EXHIIBIT 10.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING ISSUANCE].

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INDUS HOLDING COMPANY

WARRANT TO PURCHASE STOCK

No. IW-[ ]	[ ], 2022

For value received, this Warrant is issued to ☑, with an address at ☑ (“Holder”) and entitles Holder to subscribe for and purchase at the Exercise Price (as defined below) from Indus Holding Company, a Delaware corporation (the “Company”), the Exercise Shares (as defined below) upon the terms and subject to the adjustments as provided herein. This Warrant is issued pursuant to that certain Debenture and Warrant Purchase Agreement, dated as of April 10, 2020, as amended as of August 15, 2022, and executed by Holder and the Purchasers identified on Schedules I and II thereto (the “Purchase Agreement”). This Warrant is one of the “Indus Warrants,” as defined in the Purchase Agreement.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Change of Control” means a transaction described in the definition of “Change of Control” in Section 5 of the Debentures, whether or not Parent, the Company or any Subsidiary is a party thereto.

(b) “Class D Shares” means Class D Common Shares of the Company.

(c) “Conversion Price” has the meaning set forth in the Debentures.

(d) “Debentures” means, collectively, the Senior Secured Convertible Debentures issued pursuant to the Purchase Agreement.

(a)          “Equivalent Amount” means, in relation to an amount in one currency, the amount in another currency that could be purchased by the amount in the first currency, determined by reference to the applicable Exchange Rate at the time of such determination.

(b) “Exchange Rate” means, on the date of determination of any amount of Canadian Dollars to be converted into another currency pursuant to this certificate for any reason, or vice-versa, the spot rate of exchange for converting Canadian Dollars into such other currency or vice-versa, as the case may be, established by Thomson Reuters pursuant to the WM/Reuters 12 noon ET FIX FX Benchmark at approximately 12:30 p.m. (Toronto time) on the date of such determination (or such other date as may be specified herein).

(c) “Exercise Period” means the time period commencing on the Initial 2022 Closing Date and ending on the 42 month anniversary of the Initial 2022 Closing Date.

(d) “Exercise Price” means $0.2613 USD per share, subject to adjustment as provided in Section 3 hereof.

(e) “Exercise Shares” means [    ] Class D Shares, subject to adjustment as provided in Section 3 of this Warrant.

(f) “Holders” means (as the context requires) more than one of the holders of the Warrants or all of the holders of the Warrants collectively.

(g) “Initial 2022 Closing Date” means the initial Closing of the sale of the New Debentures, New Warrants and Indus Warrants pursuant to the Purchase Agreement.

(h) “Required Holders” means one or more Holders holding Warrants exercisable for a majority of the total Exercise Shares issuable at the time.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in or by reference in the Purchase Agreement.

2. Exercise of Warrant.

2.1 Cash Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as the Company may designate in writing to the Holder):

(a) an executed Notice of Exercise in the form attached hereto as Exhibit A;

(b) payment equal to the Exercise Price multiplied by the number of Exercise Shares for which the Warrant is being exercised, (i) in cash, by wire transfer or by check to the Company or (ii) by cancellation of indebtedness of the Company to the Holder; and

(c) this Warrant.

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Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder as soon as practicable after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

Any certificates representing shares issued upon exercise of the Warrants prior to the date that is four months and one day after the date of issue of the Warrants, and any shares issued in exchange for such shares, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS FOUR MONTHS AND ONE DAY FOLLOWING ISSUANCE].”

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one subordinate voting share of Parent (the “Stock”) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or forgiveness of indebtedness pursuant to Section 2.1(b) above, the Holder may elect to receive Class D Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Class D Shares computed using the following formula:

X = Y (A-B)

A

Where X =            the number of shares of Class D Shares to be issued to the Holder

Y =         the number of Class D Shares then purchasable under the Warrant

A =         the fair market value of one share of the Stock as determined in accordance with Section 2.3 below (at the date of such calculation)

B =          Exercise Price (as adjusted to the date of such calculation)

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2.3 Determination of Fair Market Value. For purposes of this Warrant, the fair market value of one share of the Stock shall be determined by the Parent Board in good faith as of the date of such calculation; provided, however, that:

(a) (i) if the Stock is traded on a securities exchange or through the Nasdaq National Market or Canadian Securities Exchange, the fair market value per share shall be deemed to be the average of the closing prices of the Stock on such exchange or quotation system (or the Equivalent Amount in United States dollars if the closing prices are quoted in Canadian dollars) over the 10 trading-day period ending three trading days prior to the exercise of the Warrant; (ii) if the Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 10 trading-day period ending three days prior to the exercise of the Warrant; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined by the Parent Board in good faith; and

(b) in the event that this Warrant is exercised pursuant to this Section 2.3 in connection with a Change of Control, the fair market value per share of Stock shall be the price paid for such share of Stock (in cash or in property, as determined by the Parent Board) in connection with the Change of Control.

2.4 Additional Covenants.

(a) Parent will not, and will cause the Company and its Subsidiaries not to, enter into any transaction constituting a Change of Control (a “Sale Transaction”) unless provision is made for the purchase of this Warrant, or the portion hereof that remains outstanding, and any Exercise Shares then held by the Holder (or the payment of Sale Transaction proceeds to the Holder) in connection with the Sale Transaction on terms that are economically equivalent (as determined by the Parent Board (which for purposes of this Section 2.4 shall mean the Parent Board as constituted immediately prior to the closing of the Sale Transaction) in good faith) to the purchase of the Voting Shares (or the payment of Sale Transaction proceeds to the holders thereof) in the Sale Transaction (equitably adjusted by the Parent Board for (i) the Exercise Price, insofar as this Warrant, or the portion hereof that remains outstanding, is concerned, and (ii) stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may determine (but without duplication of the adjustments in Section 3)) (the “Sale Transaction Price”). Subject to the preceding sentence, the Holder agrees to sell this Warrant, or the portion hereof that remains outstanding, and any Exercise Shares then held by the Holder pursuant to the terms of such a Sale Transaction structured to include a sale of Indus Warrants and/or Indus Warrant Shares and, if required by Parent, to become a party to the transaction documents related to such Sale Transaction. If a Sale Transaction occurs (or the Parent Board determines that a Sale Transaction is likely to occur) and the terms do not provide for the purchase of the Indus Warrants and the Indus Warrant Shares in accordance with the second preceding sentence, the Holder will have the right (the “Sale Transaction Put”) to sell this Warrant, or the portion hereof that remains outstanding, and any Exercise Shares then held by the Holder to Parent at a purchase price per Exercise Share, as determined in good faith by the Parent Board, equal to Consideration Per Share paid in the Sale Transaction (equitably adjusted by the Parent Board for (i) the Exercise Price, insofar as this Warrant, or the portion hereof that remains outstanding, is concerned, and (ii) stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may determine (but without duplication of the adjustments in Section 3)) (the “Sale Transaction Put Price”). The Sale Transaction Put Price will be paid in cash or (if legally permissible and Parent applies for and obtains all necessary regulatory approvals (including, without limitation, the approval of any stock exchange on which the Voting Shares are listed)) Voting Shares, provided that such Voting Shares are purchased in the Sale Transaction (or are entitled to the payment of Sale Transaction proceeds) on the same terms as other Voting Shares purchased in the Sale Transaction (or entitled to the payment of Sale Transaction proceeds), with the number of any such Voting Shares issued to the Holder determined in good faith by the Parent Board to preserve the economic equivalence of the Exercise Shares and the Voting Shares (equitably adjusted by the Parent Board for (i) the Exercise Price, insofar as this Warrant, or the portion hereof that remains outstanding, is concerned, and (ii) stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may determine (but without duplication of the adjustments in Section 3)). If the terms of the Sale Transaction include any escrows, earn-outs or other terms affecting the amount or timing of sale proceeds distributed to holders of Voting Shares, the Parent Board shall implement such procedures as it may reasonably determine to provide the Holder with the proportionate economic benefits and to cause the Holders to bear the proportionate economic burdens of such provision. As used herein, “Consideration Per Share” means (i) in a Sale Transaction Structured as a purchase of Voting Shares, the price paid for one Voting Share, and (ii) in any other Sale Transaction, the quotient obtained by dividing (x) the fair market value of the aggregate consideration paid in such Sale Transaction by (y) the fully diluted number of Voting Shares outstanding immediately prior to the closing of the Sale Transaction (which, for the avoidance of doubt, shall include the Indus Warrants and Indus Warrant Shares on the same basis as if the Indus Warrants and Indus Warrant Shares had become exchangeable for New Warrants and Voting Shares, respectively, in accordance with Section 2.4(e), whether or not they are then exchangeable), equitably adjusted to account for the exercise price of outstanding options, warrants and other derivative securities outstanding immediately prior to the closing of the Sale Transaction. The Parent Board shall be entitled to engage, and Parent shall pay all expenses of, an independent financial advisor to determine the Sale Transaction Put Price and for any or all other purposes of this Section 2.4(a), and in such event the Parent Board shall be relieved of liability for the determination of the Sale Transaction Put Price and such other determinations in reliance on the advice of such independent financial advisor to the maximum extent permitted by law.

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(b) If a Sale Transaction has not occurred prior to the end of the Exercise Period or if for any other reason this Warrant remains outstanding at such time, the Holder will have the right (the “Expiration Put”) to sell this Warrant, or the portion hereof that remains outstanding, and any Exercise Shares then held by the Holder to Parent at a purchase price per Exercise Share, as determined in good faith by the Parent Board, equal to the average closing price for the Voting Shares over the 30 trading-day period ending three trading days prior to the last day of the Exercise Period (equitably adjusted by the Parent Board for (i) the Exercise Price, insofar as this Warrant, or the portion hereof that remains outstanding, is concerned, and (ii) stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may determine (but without duplication of the adjustments in Section 3)) (the “Expiration Put Price”). The Expiration Put Price will be paid in cash or (if legally permissible and Parent applies for and obtains all necessary regulatory approvals (including, without limitation, the approval of any stock exchange on which the Voting Shares are listed)) will be exchanged for Voting Shares at the Expiration Put Price. The Parent Board shall be entitled to engage, and Parent shall pay all expenses of, an independent financial advisor to determine the Expiration Put Price, and in such event the Parent Board shall be relieved of liability for the determination of the Expiration Put Price in reliance on the advice of such independent financial advisor to the maximum extent permitted by law. For the avoidance of doubt, if a Sale Transaction is pending, or if the Parent Board determines that a Sale Transaction is likely to occur, at the end of the Exercise Period, the Sale Transaction Put will apply and the Expiration Put will only be exercisable if such Sale Transaction has not been consummated within 120 days after the end of the Exercise Period.

(c) The Holder may exercise the Sale Transaction Put or the Expiration Put by notice to Parent at the address for the Company set forth in, and otherwise in accordance with, Section 9(g) of the Purchase Agreement, or in any other manner reasonably calculated to provide actual notice to Parent. Notice of exercise of the Sale Transaction Put must be given within 120 days following the later of (i) the closing of the applicable Sale Transaction and (ii) written notice to the Holder from Parent and the acquiring party in the Sale Transaction of the Sale Transaction Put Price. Notice of exercise of the Expiration Put must be given within 120 days following the end of the Exercise Period or, if the Expiration Put is not exercisable at such time due to the pending of a Sale Transaction (or a Parent Board determination that a Sale Transaction is likely to occur), within 120 days following written notice to the Holder from Parent that the Sale Transaction Put will not apply.

(d) Parent and the Company shall have the right, at any time following the expiration of the notice period for the Expiration Put, and so long as a Sale Transaction is not pending and has not been determined by the Parent Board to be likely to occur, to purchase any or all outstanding Exercise Shares for cash for a price equal to the 30 trading-day period ending three trading days prior to Parent’s or the Company’s determination to exercise such right. Upon such determination, prompt notice of the repurchase of such Exercise Shares shall be given to the Holder in accordance with Section 9(g) of the Purchase Agreement or in any other manner reasonably calculated to provide actual notice to the Holder.

(e) Provided that Parent has applied for and obtained all necessary regulatory approvals (including, without limitation, the approval of any stock exchange on which the Voting Shares are listed), (a) the Holder will be entitled to exchange this Warrant for a New Warrant on a one-for-one basis (equitably adjusted by the Parent Board to take into account stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may determine (but without duplication of the adjustments in Section 3)) and (b) the Holder will be entitled to exchange any outstanding Exercise Shares for Voting Shares on a one-for-one basis (equitably adjusted by the Parent Board to take into account stock splits, recombinations, reorganizations and other similar events after the date hereof and such other factors as the Parent Board may reasonably determine (but without duplication of the adjustments in Section 3)).

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3. Adjustment of Exercise Price. Subject to the requirements of the Canadian Securities Exchange (or such other exchange on which Stock is then listed), the Exercise Price and Exercise Shares shall be subject to adjustment from time to time as follows:

3.1 If and whenever at any time prior to end of the Exercise Period the Company’s outstanding common shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of common shares or reclassified into different shares of capital stock of the Company (a “Reclassification”), or the Company shall issue additional common shares, or securities convertible into additional common shares or different shares of capital stock of the Company to the holders of all or substantially all of its outstanding common shares by way of a stock dividend or otherwise (other than an issue of additional common shares to holders of common shares who have elected to receive dividends in the form of common shares in lieu of receiving cash dividends paid in the ordinary course) (a “Common Share Dividend”), Holder shall be entitled to receive and shall accept, upon the exercise of such right and payment of the aggregate Exercise Price at any time on the effective date of such Reclassification or Common Share Dividend or thereafter, in lieu of the number of Class D Shares to which he was theretofore entitled upon exercise, the aggregate number of Class D Shares, different shares of capital stock of the Company and/or securities convertible into Class D Shares or different shares of capital stock of the Company that Holder would have held immediately following such Reclassification or Common Share Dividend had he been the registered holder of the number of Class D Shares to which he was theretofore entitled upon exercise as of the applicable record date or effective date for such action. If only a portion of the Company’s outstanding common shares shall be subject to a Recombination or Common Stock Dividend, the foregoing adjustment shall be modified by the Company’s board of directors in good faith to address such partial Recombination or Common Stock Dividend.

3.2 If and whenever at any time prior to end of the Exercise Period the outstanding Stock shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of Stock (a “Parent Reclassification”), or Parent shall issue additional Stock (or securities convertible into additional Stock) to the holders of all or substantially all of its outstanding Stock by way of a stock dividend or otherwise (other than an issue of additional Stock to holders of Stock who have elected to receive dividends in the form of Stock in lieu of receiving cash dividends paid in the ordinary course) (a “Parent Stock Dividend”), upon the exercise of this Warrant and payment of the aggregate Exercise Price at any time on the effective date of such Parent Reclassification or Parent Stock Dividend or thereafter, the Holder shall be entitled to receive and shall accept, in lieu of the aggregate number of Class D Shares to which he was theretofore entitled upon exercise, a number of Class D Shares reflecting a proportionate increased or decreased, as the case may be, of such aggregate number of Class D Shares so as to preserve the fully diluted percentage of the outstanding Stock (calculated, for the avoidance of doubt, by including the Indus Warrants and Indus Warrant Shares on the same basis as if the Indus Warrants and Indus Warrant Shares and become exchangeable for New Warrants and Voting Shares, respectively, in accordance with Section 2.4(e), whether or not they are then exchangeable) represented by such aggregate number of Class D Shares immediately prior to the Parent Reclassification or Parent Stock Dividend.

3.3 If and whenever at any time prior to the end of the Exercise Period Parent shall issue rights, options or warrants to all or substantially all the holders of its outstanding Stock entitling them to subscribe for or purchase additional Stock, different shares of capital stock of Parent or securities convertible into Stock or different shares of capital stock of Parent, and if such issuance has or is reasonably likely to have a material adverse effect on rights of Holder hereunder, then the Exercise Price shall be adjusted appropriately as determined by the Parent Board, acting reasonably. If all such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted based upon the number of additional Stock, different shares of capital stock of Parent or securities convertible into Stock or different shares of capital stock of Parent actually issued upon the exercise of such rights, options or warrants, as the case may be.

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3.4 The adjustments provided for in this Section 3 are cumulative and shall be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made in any case in which the resulting increase or decrease in the Exercise Price would be less than one percent of the then prevailing Exercise Price. Any adjustment that would otherwise have been required to be made, but for the minimum percentage threshold, shall be carried forward and made at the time of and together with the next subsequent adjustment to the Exercise Price which, together with any and all such adjustments so carried forward, shall result in an increase or decrease in the Exercise Price by not less than one percent.

4. Fractional Shares; Effect of Exercise. Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Exercise Shares upon the exercise of this Warrant. If any fractional interest in an Exercise Share would, except for the provisions of this 4, be deliverable upon the exercise of this Warrant, the aggregate number of Exercise Shares to which such holder shall be entitled shall be rounded down to the nearest whole number if the fraction is less than 0.5 and rounded up to the nearest whole number if the fraction is 0.5 or greater.

5. No Stockholder Rights. This Warrant shall not entitle the Holder to any right to receive dividends, voting rights or other rights as a stockholder of the Company.

6. Lost, Stolen, Mutilated or Destroyed Warrant. The Company covenants to the Holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company shall make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

7. Notices. Except as otherwise provided for herein, any notice required or permitted under this Warrant shall be given in accordance with Section 9(g) of the Purchase Agreement.

8. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

9. Amendment and Waiver. Any provision of this Warrant may be amended or waived in a writing signed by both the Company and the holders of Indus Warrants representing a majority of the Class D Shares then subject to outstanding Indus Warrants and such amendment or waiver shall be binding on all holders of Indus Warrants and Indus Warrant Shares.

10. Governing Law; Venue.

10.1 This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its internal rules governing the conflict of laws.

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10.2 Each of the Company, the Holder and Parent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, in Wilmington, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby or for recognition or enforcement of any judgment relating hereto, and each of the Company, the Holder and Parent hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts; (c) waives any objection or defense which it may now or hereafter have based on personal jurisdiction; (d) waives any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (e) waives the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Company, the Holder and Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company, the Holder and Parent irrevocably consents to service of process in the manner provided for notices in Section 9(g) of the Purchase Agreement.

10.3 Each of the Company, the Holder AND PARENT hereby irrevocably waives all rights to trial by jury in any proceeding brought to resolve any dispute between the Company, the Holder AND/OR PARENT (whether arising in contract, tort or otherwise) arising out of, connected with, related to or incidental to this Warrant, the transactions contemplated hereby or the relationships established between the Company, the Holder, any other holder(s) of Warrants AND/OR PARENT.

(Signature page follows)

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In Witness Whereof, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

COMPANY:

INDUS HOLDING COMPANY

By:
Name:	Mark Ainsworth
Title:	Chief Executive Officer

Accepted by:

PURCHASER:

[                    ]

By:

Name:

Title:

Confirmed:

PARENT:

LOWELL FARMS INC.

By:

Name: Mark Ainsworth

Title: Chief Executive Officer

Signature Page to Warrant

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EXHIBIT A

NOTICE OF EXERCISE

TO: Lowell Farms Inc.

(1) The undersigned hereby elects to purchase __ shares of ______ of Lowell Farms Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any by; Check all that apply:

(a) payment of US$_________ by wire transfer, federal reference number _________,

(b) cancellation of indebtedness in the amount of US$_________, represented by the note enclosed herewith; or

The undersigned hereby elects to purchase ______ shares of __________of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below:

Holder

Address

(3) The undersigned represents that (i) the aforesaid shares of Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding the undersigned’s investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Stock issuable upon exercise of this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) the undersigned is an “accredited investor” (as defined in Rule 501 promulgated pursuant to the Securities Act); and (vii) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Date	(Signature)

(Print name)

Exhibit A-1